                                                                     Exhibit 5.1

                            PETREE STOCKTON, L.L.P.
                                ATTORNEYS AT LAW
                        4101 LAKE BOONE TRAIL, SUITE 400
                       RALEIGH, NORTH CAROLINA 27607-6519
                            TELEPHONE (919) 420-1700
                               FAX (919) 420-1800
                                                                OTHER OFFICES
                                                               CHARLOTTE, N. C.
                                                            WINSTON-SALEM, N. C.


                                August 19, 1996


BroadBand Technologies, Inc
4024 Stirrup Creek Drive
Post Office Box 13737
Research Triangle Park, North Carolina 27709-3737

Gentlemen:

         We refer to the Registration Statement on Form S-3 (the "Registration Statement") filed by BroadBand Technologies, Inc., a Delaware corporation (the "Company") with the Securities and Exchange Commission (the "Commission") on August 19, 1996, under the Securities Act of 1933, as amended, relating to the proposed offering for resale by selling holders named in the Registration Statement of an aggregate of 1,000,000 shares of Common Stock of the Company, par value $.01 per share, issuable in the future pursuant to the terms of a warrant agreement (the "Warrant Agreement"), as described in the Registration Statement (the "Warrant Shares").

         As counsel for the Company, we have examined such corporate records, other documents, and such questions of law as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of that examination, we advise you that, in our opinion, subject to the availability of authorized but unissued shares of Common Stock pursuant to the Certificate of Incorporation of the Company, the Warrant Shares have been duly authorized, and when issued, delivered and paid for in accordance with the terms of the Warrant Agreement and the Certificate of Incorporation of the Company will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name in the related Prospectus under the caption "Legal Matters." This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended.

                                        Very truly yours,

                                        /s/ Petree Stockton, L.L.P.